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                                                                     Exhibit 8.1

                              BAKER & HOSTETLER LLP
                              1900 E. Ninth Street
                            Cleveland, OH 44114-3485

                               December 10, 1998



Developers Diversified Realty Corporation
34555 Chagrin Blvd.
Moreland Hills, Ohio 44022


                           RE: STATUS AS A REIT
                               ----------------

Ladies and Gentlemen:

                  In connection with the registration statement on Form S-3 (the "Registration Statement") being filed by you on the date hereof with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, you have requested our opinion regarding whether the Company has been organized in conformity with the requirements for qualification as a real estate investment trust ("REIT"), and whether its method of operation has enabled the Company to meet, and will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). This opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters as set forth in the Registration Statement and the registration statements on Forms S-3 and S-11 previously filed with the Securities and Exchange Commission (the "Prior Registrations"). In addition, the Company has provided a representation letter ("Representation Letter") certifying, among other items, that it has made a timely election to be taxed as a REIT under the Code commencing with its initial taxable year ended December 31, 1993, and that commencing with the first taxable year that the Company has elected to be taxed as a REIT, the Company has operated and will continue to operate in accordance with the method of operation described in the Registration Statement and the Prior Registrations.

                  Based on such assumptions and representations, it is our opinion that the Company has qualified as a REIT for its taxable years ended December 31, 1993 through December 31, 1997, and the Company is organized in conformity with the requirements for qualification as a REIT and the Company's method of operation has enabled it and will continue to enable it to meet the requirements for qualification and taxation as a REIT under the Code, provided the Company meets and continues to meet the asset composition, source of income, shareholder diversification, distributions and other requirements of the Code necessary for the Company to qualify as a REIT.

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December 10, 1998
Page 2




                  This opinion is based on various statutory provisions and regulations promulgated thereunder, in effect on the date hereof, and the interpretations of such provisions and regulations by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation from the factual statements set forth in the Registration Statement, the Prior Registrations or the Representation Letter may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which will not be reviewed by Baker & Hostetler LLP. Accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy such requirements. We wish to point out that our opinion is not binding on the Internal Revenue Service and, without limiting our opinion, we note that there can be no assurance that all of the requirements for qualification as a REIT for any particular taxable year have in fact been met until the return for such taxable year has been reviewed by the Internal Revenue Service or the period for such review has expired.

                  This opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion is rendered to the addressee of this letter solely for the purpose referred to in the first paragraph hereof, and may not be relied on or referred to by any other person or entity or by any addressee for any other purpose without the express written consent of this Firm. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the reference to us under the caption "Federal Income Tax Considerations" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.



                                             Very truly yours,

                                             /s/ Baker & Hostetler LLP